THE KEITH COMPANIES\TKC
                                                       PRESS RELEASE



NEWS RELEASE FOR NOVEMBER 4, 2004 AT 7:30 AM EST
Contact information:
THE KEITH COMPANIES, INC.                      FINANCIAL RELATIONS BOARD
19 Technology Drive                            Tricia Ross
Irvine, CA 92618                               Investor Relations
(949) 923-6001                                 (617) 520-7064
(949) 923-6026 Fax
www.keithco.com
Contact: Aram Keith,
Chairman of the Board & CEO


            THE KEITH COMPANIES REPORTS RECORD NET REVENUE AND GROSS PROFIT FOR BOTH THE THIRD QUARTER AND FIRST NINE MONTHS OF 2004


IRVINE, CA (November 4, 2004) - The Keith Companies, Inc. (Nasdaq: TKCI), an engineering and consulting services firm, today announced financial results for the third quarter ended September 30, 2004.

     Net revenue for the three months ended September 30, 2004 reached a record level by increasing 11.9% to $25.6 million, while net income for the same period increased 9.4% to $2.4 million and resulted in diluted earnings per share of $0.30. This compares to net revenue for the third quarter of 2003 of $22.9 million, with net income of $2.2 million and diluted earnings per share of $0.28. All growth in net revenue and income in the third quarter of 2004 was organic.

     "Record third quarter net revenue and gross profit was primarily the result of another strong quarter for our real estate development segment," said Aram Keith, Chairman and CEO of The Keith Companies. "This segment experienced net revenue growth of 19.3% for the third quarter of 2004 over the same period in 2003 driven by ongoing and new work with leading homebuilders and other clients in the Southwest mainly due to the robust California housing market. With our recent opening of two new real estate development offices in San Diego and Bakersfield, California, coupled with a strong real estate market, we expect that our solid organic growth should continue and should lead to consistent strong performance in this segment of our business. Even though net revenue from our public works/infrastructure segment decreased slightly from year over year for the third quarter, it had an increase in income from operations. While we experienced continued weakness in our energy/industrial operating results during the third quarter, we are encouraged by a number of industry catalysts that support an improving outlook for industrial work and renewable and alternative energy related projects in the coming quarters."

     Net revenue for the nine months ended September 30, 2004 increased 6.7% to a record $72.6 million, while net income for the same period increased 12.5% to $6.0 million and resulted in diluted earnings per share of $0.75. This compares to net revenue for the nine months of 2003



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THE KEITH COMPANIES REPORTS THIRD QUARTER RESULTS
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of $68.0 million with net income of $5.3 million and diluted earnings per share of $0.67. All growth in net revenue and income in the first nine months of 2004 was organic.

     The Company reported record gross profit of $10.0 million and $27.2 million for the three and nine months ended September 30, 2004, respectively.

FINANCIAL POSITION
     The Company's September 30, 2004 balance sheet remains strong with cash and securities of $37.8 million, no debt, a current ratio of 4.7:1, and shareholders' equity of $79.5 million or $10.08 per common share outstanding at September 30, 2004.

FINANCIAL GUIDANCE
     In adherence with the U.S. Securities and Exchange Commission's (SEC) Regulation Fair Disclosure, The Keith Companies provides the following guidance for all investors and encourages all current and potential investors to review the disclosure regarding forward-looking statements in this press release as well as all financial documents filed with the SEC. All guidance amounts are before special items, if any, and exclude the impact of any potential future acquisitions.

     The Company is increasing its financial guidance for diluted earnings per share for the fourth quarter and year end 2004. The Company estimates its full year 2004 net revenue may range from $96.5 million to $97.5 million with estimated diluted earnings per share ranging from $0.98 to $1.01 based upon an estimated 8.03 million weighted average number of diluted shares outstanding for the year. The previous annual 2004 estimated diluted earnings per share ranged from $0.93 to $1.01. For the fourth quarter, the Company expects diluted earnings per share to range from $0.23 to $0.26.

     The Company also provided its initial guidance for 2005. The Company estimates its full year 2005 net revenue may range from $106.5 million to $111.5 million with estimated diluted earnings per share ranging from $1.04 to $1.22 ($0.20 to $0.23 for the first quarter; $0.27 to $0.31 for the second quarter; $0.32 to $0.38 for the third quarter; and $0.25 to $0.30 for the fourth quarter) based upon an estimated 8.1 million weighted average number of diluted shares outstanding for the year. Consistent with the Company's past accounting treatment of stock options, the 2005 diluted earnings per share amounts exclude the effect of expensing stock options. The expensing of stock options may be required as early as the third quarter of 2005 under proposed accounting rules.

     Commenting on the Company's financial guidance, Keith said, "We are increasing the low range of our fiscal 2004 guidance, which includes an expected sequential decline in fourth quarter results relative to typical seasonal trends. Overall, our fiscal 2005 guidance reflects a sustainable growth outlook for our real estate development segment coupled with an improvement in our energy/industrial segment. We are continuing to expand our real estate development service offerings with new offices and additional staffing to meet the substantial demand we are experiencing. Our preliminary participation in a number of important new projects including wind energy indicates that the energy/industrial sector may be improving. Our abundant financial resources including strong free cash flow and ample cash balances continue to


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THE KEITH COMPANIES REPORTS THIRD QUARTER RESULTS
Page 3 of 7

position our Company well for potential acquisitions and additional organic growth opportunities."

CONFERENCE CALL TO BE BROADCAST LIVE OVER THE INTERNET
     The Company will be hosting an earnings conference call, which will be broadcast live over the Internet at 8:30 a.m. Pacific Time on November 4, 2004 and can be accessed by all interested parties at http://www.viavid.net. To listen to the live call, please go to the Web site at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, an online archive will be available shortly after the call. A telephone replay will be available through November 11, 2004 by dialing (800) 405-2236 and entering passcode 11013789. A copy of this press release and a link to the Company's quarterly conference call will be available at the Company's website under the headings "TKC News" and "Investor Relations," respectively, at www.keithco.com.


ABOUT THE KEITH COMPANIES

     The Keith Companies, Inc. is a fully integrated, multi-disciplined engineering and consulting services company, with offices located throughout the Western and Midwestern United States. The Keith Companies' professionals provide a wide spectrum of skilled resources including land planning, engineering, surveying, mapping, environmental studies, and water and cultural resources that are needed to effectively plan, engineer, and design state-of-the-art private and public facilities. Additionally, the Company provides mechanical, electrical, chemical, power/energy engineering, and other industrial engineering services to design and improve the efficiency and reliability of automated and manufacturing processes, production lines, and fire protection systems. The Keith Companies benefits from a diverse public and private client base varying from residential and commercial real estate projects to institutional, manufacturing, and processing facilities. For more information visit the Company's website at WWW.KEITHCO.COM.

     Certain statements in this news release may include forward-looking statements that express our expectation, prediction, belief, or projection. These statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, and achievement of The Keith Companies to be materially and adversely different from any future results, performance, or achievement expressed or implied by these forward-looking statements. Factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the Company's prospects in general include, but are not limited to: changes in the economic growth in the United States (especially in California) and other major international economies (especially Brazil), our ability to sustain our growth and profitability, our ability to implement our acquisition strategy and to successfully close and integrate acquired companies on a timely and cost-effective basis, changes in the carrying value of our goodwill and other long-term assets, our failure to accurately estimate costs on fixed-price contracts or contracts with not-to-exceed provisions, the uncertain timing of awards and contracts, the ability to maintain acquired companies' profit margins and/or client base, outcomes of pending and future litigation, the ongoing financing of public works and infrastructure enhancements and refurbishments, our ability to attract and retain employees, the demand for electricity and the impact on power providers' plans for expanding generation facilities, increasing competition by foreign and domestic companies, a downturn in the real estate market, risks inherent in doing business outside the United States, including the difficulty of enforcing contracts, political instability and foreign currency fluctuations and potential exchange restrictions, the short and long-term impact of terrorist activities and resulting political and military policies, and other factors as are described in the Company's filings with the Securities and Exchange Commission. The forward-looking information set forth in this press release is as of the date indicated above and we undertake no duty to update this information.


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THE KEITH COMPANIES REPORTS THIRD QUARTER RESULTS
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                                  TABLES FOLLOW





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THE KEITH COMPANIES REPORTS THIRD QUARTER RESULTS
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


                              THE KEITH COMPANIES, INC. AND SUBSIDIARIES
                             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                             (UNAUDITED)

                                                 THREE MONTHS ENDED             NINE MONTHS ENDED
                                                   SEPTEMBER 30,                  SEPTEMBER 30,
                                             ---------------------------    ---------------------------
                                                2004           2003             2004          2003
                                             ------------   ------------    ------------ - ------------
Gross revenue                                $27,599,000     $25,175,000     $78,935,000    $74,919,000
Subcontractor costs                            2,022,000       2,321,000       6,384,000      6,942,000
                                             ------------   ------------    ------------   ------------
   Net revenue                                25,577,000      22,854,000      72,551,000     67,977,000
Costs of revenue                              15,617,000      14,234,000      45,386,000     43,949,000
                                             ------------   ------------    ------------   ------------
   Gross profit                                9,960,000       8,620,000      27,165,000     24,028,000
Selling, general and administrative
  expenses                                     6,118,000       5,041,000      17,610,000     15,672,000
                                             ------------   ------------    ------------   ------------
   Income from operations                      3,842,000       3,579,000       9,555,000      8,356,000
Interest income, net                             113,000          65,000         257,000        195,000
Other expenses (income), net                       4,000          32,000         (20,000)      (188,000)
                                             ------------   ------------    ------------   ------------
   Income before provision for income
     taxes                                     3,951,000       3,612,000       9,832,000      8,739,000
Provision for income taxes                     1,541,000       1,409,000       3,834,000      3,408,000
                                             ------------   ------------    ------------   ------------
        Net income                           $ 2,410,000     $ 2,203,000     $ 5,998,000    $ 5,331,000
                                             ============   ============    ============   ============

Earnings per share:
   Basic                                     $      0.31     $      0.29     $      0.77    $      0.70
                                             ============   ============    ============   ============
   Diluted                                   $      0.30     $      0.28     $      0.75    $      0.67
                                             ============   ============    ============   ============
Weighted average number of shares
  outstanding:

   Basic                                       7,804,274       7,626,534       7,763,480      7,607,642
                                             ============   ============    ============   ============
   Diluted                                     8,038,295       7,975,890       8,021,497      7,955,167
                                             ============   ============    ============   ============


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


                        THE KEITH COMPANIES, INC. AND SUBSIDIARIES
                           CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                    SEPTEMBER 30,        DECEMBER 31,
                                                                         2004                2003
                                                                   -----------------   -----------------
                                                                     (UNAUDITED)
                             ASSETS
Current assets:
  Cash and cash equivalents                                          $  34,399,000      $   24,277,000
  Securities held-to-maturity                                            3,400,000           4,600,000
  Contracts and trade receivables, net                                  16,621,000          19,844,000
  Costs and estimated earnings in excess of billings                    12,309,000           9,997,000
  Prepaid expenses and other current assets                              1,382,000           1,468,000
                                                                   -----------------   -----------------
      Total current assets                                              68,111,000          60,186,000
Equipment and leasehold improvements, net                                4,524,000           4,067,000
Goodwill, net                                                           23,059,000          23,059,000
Other assets                                                               301,000             224,000
                                                                   -----------------   -----------------
      Total assets                                                   $  95,995,000       $  87,536,000
                                                                   =================   =================

              LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable                                             $   1,184,000       $   1,640,000
  Accrued employee compensation                                          5,643,000           4,037,000
  Current portion of deferred tax liabilities                            2,444,000           2,444,000
  Other accrued liabilities                                              3,493,000           3,078,000
  Billings in excess of costs and estimated earnings                     1,756,000           1,571,000
                                                                   -----------------   -----------------
      Total current liabilities                                         14,520,000          12,770,000
Issuable common stock                                                           --             792,000
Deferred tax liabilities                                                 1,560,000           1,560,000
Accrued rent                                                               423,000             452,000
                                                                   -----------------   -----------------
      Total liabilities                                                 16,503,000          15,574,000
                                                                   -----------------   -----------------
Shareholders' equity:
  Preferred stock                                                               --                  --
  Common stock                                                               8,000               8,000
  Additional paid-in-capital                                            47,806,000          45,464,000
  Deferred stock compensation                                             (979,000)           (169,000)
  Retained earnings                                                     32,657,000          26,659,000
                                                                   -----------------   -----------------
   Total shareholders' equity                                           79,492,000          71,962,000
                                                                   -----------------   -----------------
   Total liabilities and shareholders' equity                        $  95,995,000       $  87,536,000
                                                                   =================   =================


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

                              THE KEITH COMPANIES, INC. AND SUBSIDIARIES
                            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                              (UNAUDITED)

                                                                        FOR THE NINE MONTHS ENDED
                                                                              SEPTEMBER 30,
                                                                   -------------------------------------
                                                                         2004                2003
                                                                   -----------------   -----------------
Cash flows from operating activities:
   Net income                                                       $    5,998,000       $   5,331,000
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                      1,486,000           1,705,000
      Loss on sale/impairment of equipment                                  48,000              37,000
      Tax benefit from stock options and restricted shares                 200,000              36,000
      Deferred stock compensation expense                                  180,000              20,000
      Changes in operating assets and liabilities:
         Contracts and trade receivables, net                            3,262,000           1,277,000
         Costs and estimated earnings in excess of billings             (2,312,000)         (1,085,000)
         Prepaid expenses and other assets                                  (5,000)            (57,000)
         Trade accounts payable and accrued liabilities                  1,485,000            (687,000)
         Billings in excess of costs and estimated earnings                185,000            (262,000)
                                                                   -----------------   -----------------
            Net cash provided by operating activities                   10,527,000           6,315,000
                                                                   -----------------   -----------------

Cash flows from investing activities:
      Net cash expended for acquisitions                                        --            (722,000)
      Additions to equipment and leasehold improvements                 (2,018,000)         (1,066,000)
      Proceeds from (purchases of) securities held-to-maturity           1,200,000          (1,938,000)
      Proceeds from sales of equipment                                      26,000              46,000
                                                                   -----------------   -----------------
            Net cash used in investing activities                         (792,000)         (3,680,000)
                                                                   -----------------   -----------------

Cash flow from financing activities:
      Principal payments on capital lease obligations                           --             (53,000)
      Net proceeds from stock options and restricted shares                387,000             215,000
                                                                   -----------------   -----------------
            Net cash provided by financing activities                      387,000             162,000
                                                                   -----------------   -----------------
Net increase in cash and cash equivalents                               10,122,000           2,797,000
Cash and cash equivalents, beginning of period                          24,277,000          20,333,000
                                                                   -----------------   -----------------
Cash and cash equivalents, end of period                             $  34,399,000       $  23,130,000
                                                                   =================   =================

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